Exhibit 99.01

FOR IMMEDIATE RELEASE
Worldwide Media and Investor Contact:	Media Contacts:
Ria Marie Carlson, +1 714.382.4400	Jennifer Baier, 714.382.2692 (North America)
ria.carlson@ingrammicro.com	jennifer.baier@ingrammicro.com
Hannah Watterson, +61 2 9437 6122 (Australia)
hannah.watterson@watterson.com.au
Investor Contact:	Chris Arscott, +65 6393 1886 (Asia)
Kay Leyba, +1 714.382.4175	chris.arscott@ingrammicro-asia.com
kay.leyba@ingrammicro.com	Tom Kraabel, +65 6393 1795 (Asia)
tom.kraabel@ingrammicro-asia.com

INGRAM MICRO TO ACQUIRE LEADING IT DISTRIBUTOR IN ASIA PACIFIC

Acquisition of Tech Pacific Strengthens Company’s Regional Presence

Transaction Expected to be Accretive to Fiscal Year 2005 Earnings

SANTA ANA, Calif., September 26, 2004 – In a move that significantly strengthens the company’s position in the growing Asia Pacific region, Ingram Micro Inc. (NYSE: IM) today announced that it has signed a definitive agreement to acquire Tech Pacific, one of the region’s largest technology distributors, for Australian $700 million (approximately US $493 million) in cash, which includes the assumption of debt. The transaction is expected to be accretive to Ingram Micro’s 2005 earnings (excluding integration costs) and close by the end of 2004, subject to customary closing conditions.

     Tech Pacific, established in 1981 and with principal operations in Sydney, generated Australian $3.1 billion in revenues and operating margins of approximately two percent of revenues for the 2003 fiscal year, based on Australian generally accepted accounting principles. The privately-held company employs approximately 1,800 people and operates 15 distribution centers in Australia, New Zealand, India, Hong Kong, Malaysia, Singapore and Thailand. It serves more than 25,000 resellers and 75 vendors with a portfolio of more than 10,000 products.

     “As the only global IT distributor with operations in Asia Pacific, we have long recognized the growth opportunities of the region,” said Kent Foster, chairman and chief executive officer, Ingram Micro Inc. “This acquisition provides a giant leap forward in our regional development. Tech Pacific is a strong, profitable player in some of the region’s key markets. It is the market leader in two of the region’s most stable markets – Australia and New Zealand – as well as the rapidly growing, emerging market of India. Sales have outperformed the overall market, and every country-based business unit generated an operating profit last year.”

     Greg Spierkel, president, Ingram Micro Inc., added that Tech Pacific’s chief executive officer Shailendra Gupta and chief financial officer Guy Freeland will be retained, strengthening Ingram Micro’s leadership structure in the region. Alain Monié, president, Ingram Micro Asia Pacific, will continue to lead the region.

     “Tech Pacific has skilled, seasoned managers who have been highly effective in growing the business and enhancing profitability in developing markets,” Spierkel said. “The combined organization will substantially benefit from their expertise.”

Key Strategic Benefits
  Ingram Micro Asia Pacific will nearly double in size in terms of revenues and become the leading distributor in India, Australia, New Zealand, Malaysia, Hong Kong and Singapore.
  Profitability for Ingram Micro Asia Pacific will significantly improve, with regional operating margins expected to strengthen in the 2005 fiscal year. Cost and operational synergies are expected to offset some revenue loss resulting from market overlap in certain countries.
  Customers will benefit from the two companies' complementary product portfolios and strong vendor relationships. While both companies have diverse product offerings that include systems, networking and peripherals, Ingram Micro has a large components mix and Tech Pacific is stronger in software. Together, they are expected to create a product portfolio that is unparalleled in the region.
  Tech Pacific’s outstanding sales initiatives and brand management capabilities are expected to serve as best-practice models for Ingram Micro operations elsewhere in the region. The company employs a variety of sales strategies – ranging from e-commerce and call centers to telemarketing and outbound sales teams – strengthened by loyalty programs that enhance customer retention.
  Many of Tech Pacific’s customer accounts have been active for more than a decade.
  Tech Pacific has developed an outsourced logistics function for the vendor community, which Ingram Micro plans to expand to other countries in the region, complementing the Ingram Micro Logistics unit in North America.
  The transaction is expected to be accretive to Ingram Micro’s earnings for the 2005 fiscal year, excluding integration costs.

     Tech Pacific’s Gupta said that the transaction provides strategic benefits for many of the company’s stakeholders.

     “We’ve been seeking a strategic partner that could help our customers – both resellers and vendors – expand their reach into new products, services and geographies,” Gupta added. "At the same time, we wanted to ensure a stable transition for our associates. Ingram Micro is the world’s largest distributor and the only distributor with a truly global presence, so a combination offers an ideal strategic fit.”

According to Spierkel, Ingram Micro intends to integrate the Tech Pacific operations into its Asia Pacific business unit, with integration activities commencing in early 2005.

“Our objective is to ensure a smooth transition to a stronger Asia Pacific business,” Spierkel said. “We plan to execute our integration strategy thoughtfully, choosing the infrastructure that will drive long-term, profitable growth for the region.”

Conference Call and Webcast

Additional information about this transaction will be presented in a conference call with presentation slides today at 11:00 a.m. EDT (8:00 a.m. PDT).

  For a live webcast of the conference call with the presentation slides, visit the company’s Website at www.ingrammicro.com (Investor Relations section). The slides and a replay of the conference call will be available for one week on the company’s Web site.
  The live conference call is accessible by telephone at (888) 455-0750 (toll-free within the United States and Canada) or (415) 228-4834 (other countries).
  A replay of the conference call will be available for one week at (800) 678-3180 or (402) 220-3063 outside the United States and Canada.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

     The matters in this press release that are forward-looking statements, including but not limited to statements about future sales levels, margins, integration costs, cost synergies, operating efficiencies, profitability and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could have a material adverse effect on Ingram Micro’s business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-end-user selling, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) termination of a supply or services agreement with a major supplier or customer or a significant change in supplier terms or conditions of sale; (3) failure of information processing or data security systems could result in significant disruption of business and/or additional costs to Ingram Micro; (4) worsening economic conditions globally or in particular geographic regions, such as the Asia-Pacific region (particularly in purchases of technology products) and failure to adjust costs in a timely fashion in response to a sudden decrease in demand; (5) losses resulting from significant credit exposure to reseller customers and negative trends in their businesses; (6) delays or failure to achieve the benefits of process or organizational changes we may implement in the business; (7) disruptions in business operations due to reorganization activities; (8) rapid product improvement and technological change and resulting obsolescence risks; (9) possible disruption in commercial activities caused by terrorist activity or armed conflict, including changes in logistics and security arrangements as a result thereof, and reduced customer demand; (10) dependence on key individuals and inability to retain personnel; (11) reductions in credit ratings and/or unavailability of adequate capital; (12) interest rate and foreign currency fluctuations; (13) adverse impact of governmental controls and actions or political or economic instability which could adversely affect foreign operations; (14) failure to attract new sources of business from expansion of products or services or entry into new markets; (15) inability to manage future adverse industry trends; (16) difficulties and risks associated with integrating operations and personnel in acquisitions and, in particular, our proposed acquisition of Tech Pacific; (17) unanticipated costs or liabilities and failure to retain key personnel in connection with our acquisition of Tech Pacific or other acquisitions; (18) future periodic assessments required by current or new accounting standards which may result in additional charges; and (19) dependence on independent shipping companies.

     Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Exhibit 99.01 of Ingram Micro’s Annual Report on Form 10-K for the year ended January 3, 2004; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.

About Ingram Micro Inc.

As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution. The company serves 100 countries and is the only global IT distributor with operations in Asia. Visit www.ingrammicro.com.

© 2004 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.